Exhibit 1.02

Debt Securities

Warrants

LEHMAN BROTHERS HOLDINGS INC.

FORM OF

UNDERWRITING AGREEMENT

New York, New York
Dated the date set forth
In Schedule I hereto

To the Representative(s)
  named in Schedule I
  hereto, of the Underwriters
  named in Schedule II hereto

Ladies and Gentlemen:

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you and the other underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), its debt securities (the “Debt Securities”) and warrants for the purchase or sale of, or representing the right to receive an amount of cash determined in whole or in part by reference to the performance, level, or value of, securities of the Company (including Debt Securities) and/or one or more other issuers, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument, including occurrence or non occurrence of any event or circumstance, or one or more indices or baskets of the foregoing (“Warrants”) in such amount or amounts as is described in Schedule I hereto.  Such Debt Securities and Warrants listed in Schedule I hereto are hereinafter referred to as the “Firm Securities”.  In addition, if so identified in Schedule I hereto, the Company proposes to grant to the Underwriters an option to purchase up to an additional principal amount or number of Debt Securities or Warrants (the “Option Securities”).  Such Firm Securities and Option Securities, if purchased, are hereinafter collectively referred to as the “Securities”, which term includes any Underlying Debt Securities (as hereinafter defined) issuable upon the exercise or in settlement of Warrants , included in the Firm Securities or Option Securities (but does not include any Underlying Company Securities or  Other Underlying Securities (as hereinafter defined).  Debt Securities issuable upon the exercise or in settlement of Warrants are hereinafter referred to as the “Underlying Debt Securities”.  Other securities of the Company issuable upon the exercise or in settlement of Warrants are hereinafter referred to as the “Underlying Company Securities”.  Securities of issuers other than the Company issuable in settlement or upon the exercise of Debt Securities or Warrants are hereinafter referred to as the “Other Underlying Securities”.

The Debt Securities will be issued under the indenture (the “Indenture”) identified in such Schedule I, between the Company and the trustee (the “Trustee”) identified therein.  The Warrants will be issued under one or more separate warrant agreements (each a “Warrant Agreement”) identified in Schedule I hereto, between the Company and one or more separate institutions as Warrant Agent (each a “Warrant Agent”).  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representative(s)” shall each be deemed to refer to such firm or firms.

1.             Representations and Warranties.  The Company represents and warrants to each Underwriter that:

(a)   An “automatic shelf registration statement” (as defined in Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”)) relating to the Securities (File No.333-______) (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the date hereof; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Representative(s) of the Underwriters.  As used in this Agreement:

(i)            “Applicable Time” means [______ [a.m.][p.m.] (New York City time) on the date of this Agreement;

(ii)           “Base Prospectus” means the base prospectus filed as part of the  Registration Statement, in the form in which it has most recently been amended on or prior to the date of this Agreement, relating to the Securities;

 (iii)         “Effective Date” means any date as of which any part of the  Registration Statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

(iii)          “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations (“Rule 433”)) in connection with the offering of the Securities, including the Term Sheet;

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”);

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule IV hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433;

(vi)          “Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b);

(vii)         “Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or Prospectus deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, and all exhibits to such registration statement; and

(viii)        “Term Sheet” means the term sheet prepared pursuant to Section 5(a) of the Agreement and substantially in the form attached hereto in Schedule V.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof.  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such prospectus.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) and any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such prospectus and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

                The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations.

(b)           The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as such terms are defined in Rule 405) at any such time or date.

(c)   The Registration Statement conformed on the Effective Date and conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any

post-effective amendments thereto do not and will not, as of the applicable Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of its date and as of the Delivery Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof), or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 of the Trustee under the Trust Indenture Act (“Form T-1”).

(d)   The documents incorporated by reference into any Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)   The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof) or (ii) any statements in or omissions from the Form T-1.

(f)    The Company has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative(s) (which consent is deemed to have been given for any Issuer Free Writing Prospectus identified on Schedule IV hereto); the Company has complied and will comply with the requirements of Rule 433 with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the most recent Preliminary Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof).

(g)   The independent registered public accounting firm whose report appears in the Company’s most recent Annual Report on Form 10-K, which is incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act and the Rules and Regulations.

(h)   In the event that a report of a nationally recognized independent registered public accounting firm regarding historical financial information with respect to any entity acquired by the Company is required to be incorporated by reference in the Prospectus, such independent public accountants were independent public accountants, as required by the Securities Act and the Rules and Regulations, during the period of their engagement to examine the financial statements being reported on and at the date of their report.

(i)    The audited consolidated financial statements of the Company in the Prospectus and the Registration Statement present fairly on a consolidated basis the financial position, the results of operations, changes in common stock and stockholder’s equity and cash flows of the Company and its subsidiaries, as of the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The unaudited consolidated financial statements of the Company, if any, included in the Prospectus and the Registration Statement and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and have been prepared in accordance with Regulation S-X of the Rules and Regulations.

(j)    Except as described in or contemplated by the most recent Preliminary Prospectus and the Prospectus, there has not been any material adverse change in or any adverse development which materially affects the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole, from the dates as of which information is given in the most recent Preliminary Prospectus.

(k)   The Securities conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus, are duly and validly authorized, and, when validly authenticated, issued and delivered in accordance with the Indenture (in the case of Debt Securities) or Warrant Agreement (in the case of Warrants) and sold to the Underwriters as provided in this Agreement, will be validly issued and outstanding obligations of the Company entitled to the benefits of, in the case of Debt Securities, the Indenture and in the case of Warrants, the Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l)    In the case of Debt Securities, the Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the Pricing Disclosure Package and the Prospectus.  In the case of Warrants, the Warrant Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)  This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n)   The execution and delivery of this Agreement by the Company, the consummation of any related transactions described in the most recent Preliminary Prospectus, the execution and delivery of the Indenture (in the case of Debt Securities) or Warrant Agreement (in the case of Warrants) and the Securities by the Company or compliance by the Company with all of the provisions of this Agreement, the Indenture (in the case of Debt Securities) or Warrant Agreement (in the case of Warrants) and the Securities will not (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, (ii) result in a violation of the organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its Significant Subsidiaries or their property, except in the case of clauses (i) and (iii) above for such conflict or violation that would not reasonably be expected, individually or in the aggregate, to have a  material adverse effect on the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(o)   Except as set forth in the most recent Preliminary Prospectus or as required by the Securities Act, the Exchange Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.  “Significant Subsidiary” means any subsidiary of the Company with assets greater than or equal to 7.5% of the assets of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP (the “Consolidated Assets”).  For the purposes of this definition, the Consolidated Assets at any time shall be determined on the basis of the financial statements in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Commission.

(p)   Each of the Company and the Significant Subsidiaries have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and in good standing as foreign corporations and are duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification or registration, except for such jurisdictions in which the failure to qualify, to be in good standing or to register would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Each of the Company and the Significant Subsidiaries holds all licenses, permits, and certificates from governmental authorities necessary for the conduct of its business and owns, or possesses adequate rights to use, all rights necessary for the conduct of such business and has not, to the Company’s knowledge, received any notice of conflict with the asserted rights of others in respect thereof, except in each case where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and the Significant Subsidiaries has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  Neither the Company nor any of the Significant Subsidiaries is in violation of its organizational documents or in default under any agreement, indenture or instrument, the effect of which violation or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Except as may be disclosed in the most recent Preliminary Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company, directly or indirectly through subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party.

(q)   Except as described in the most recent Preliminary Prospectus and the Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or which is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus.

(r)    The Company is not, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the most recent

Preliminary Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(s)   The certificates delivered pursuant to paragraph (e) of Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

If the Securities include Debt Securities or Warrants that may be exercised for or settled by delivery of Underlying Company Securities or Other Underlying Securities, the Company further represents and warrants to each Underwriter as set forth in Schedule VI hereto.

2.             Sale and Purchase of the Securities.  The Company agrees to sell to each Underwriter, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein stated, agrees to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule II hereto.  In addition, the Company grants to the Underwriters an option to purchase up to the principal amount of Option Securities specified in Schedule I hereto. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in Section 3 hereof.  The price of the Option Securities to the Underwriters shall equal the price of the Firm Securities set forth in Schedule I hereto.  Securities to be purchased by the Underwriters are herein sometimes called the “Underwriters’ Securities”.  The obligations of the Underwriters under this Agreement are several and not joint.

3.             Delivery and Payment.  Delivery by the Company of the Firm Securities to the Representative(s) for the respective accounts of the several Underwriters and payment by the Underwriters therefor by wire transfer of, immediately available (federal) funds to or upon the order of the Company shall take place at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative(s) and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Securities being herein called the “First Delivery Date”).

The Firm Securities will be registered in such names and in such authorized denominations as the Representative(s) may request no less than two full business days in advance of the First Delivery Date.  The Company agrees to have the Firm Securities available for inspection, checking and packaging by the Representative(s) at such place as is designated by the Representative(s), not later than 1:00 p.m., New York City time, on the business day prior to the First Delivery Date.

At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Representative(s).  Such notice shall set forth the aggregate principal amount or number of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Representative(s), when the Option Securities are to be delivered, provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Securities are delivered are sometimes referred to as the “Second Delivery Date” and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery by the Company of the Option Securities to the Representative(s) for the account of the Underwriters and payment by the Underwriters therefor by certified or official bank check or checks payable in, or by wire transfer of, immediately available funds to or upon the order of the Company shall take place on the Second Delivery Date at the office and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative(s) and the Company.

The Option Securities will be registered in such names and in such authorized denominations as the Representative(s) may request no less than two full business days in advance of the Second Delivery Date.  The Company agrees to have the Option Securities available for inspection, checking and packaging by the Representative(s) at such place as is designated by the Representative(s), not later than 1:00 p.m., New York City time, on the business day prior to the Second Delivery Date.

4.             Offering by Underwriters.  The Company hereby confirms that the Underwriters have been authorized to distribute or cause to be distributed any Preliminary Prospectus and the Pricing Disclosure Package and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).  The Representative(s) agree that, as soon as the Representative(s) believe the offering of the Securities has been terminated, the Representative(s) will so advise the Company.

Each Underwriter severally represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405), without the prior written consent of the Company and the Representative(s), other than one or more free writing prospectuses relating to the Securities containing customary information not inconsistent with the Term Sheet prepared and filed by the Company pursuant to Section 5(a) below.

If the Securities are offered outside of the United States, the Underwriters further agree to make the representations and warranties to the Company as set forth in Schedule III.

5.             Agreements.  The Company agrees with the several Underwriters that:

(a)   The Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) as required thereby and will prepare the final term sheet substantially in the form set forth on Schedule V hereto and approved by the Representative(s) and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations (“Rule 433(d)”) as required thereby.  The Company will promptly advise the

Representative(s) (A) when the Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (B) when any amendment to the Registration Statement relating to the Securities shall have become effective, (C) of any request by the Commission for any amendment of the Registration Statement, the Prospectus or any Preliminary Prospectus, or for any additional information, (D) of the issuance by the Commission of any stop order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement or any part thereof or the initiation or threat of any stop order proceeding and will use its best efforts to prevent the issuance of any stop order and to obtain as soon as possible its lifting, if issued, (E) of the receipt by the Company of any notification by the Commission of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations and (F) of the receipt by the Company of any order with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.  The Company will use its best efforts to prevent the issuance of any order referred to in clause (D) or (F) and, if issued, to obtain as soon as possible the withdrawal thereof.  In the event of its receipt of any notification referred to in clause (E), the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).  Prior to receipt of the advice to be given by the Representative(s) pursuant to Section 6, (x) the Company will not file any amendment of the Registration Statement or amendment or supplement to the Prospectus (except an amendment or supplement to the Prospectus that is deemed to be incorporated by reference in the Prospectus pursuant to Form S-3) without the consent of the Representative(s), and (y) the Company will not file any document that would be deemed to be incorporated by reference in the Prospectus pursuant to Form S-3 without delivering to the Representative(s) a copy of the document proposed to be so filed, such delivery to be made at least 24 hours prior to such filing, and the Company will consult with the Representative(s) as to any comments which the Representative(s) make in a timely manner with respect to the document so delivered.

(b)   Subject to the last sentence of the immediately preceding paragraph, if, at any time during which a prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 172 of the Rules and Regulations) is required to be delivered under the Securities Act , any event occurs as a result of which the Pricing Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Pricing Disclosure Package or the Prospectus to comply with the Securities Act , the Company will notify the Representative(s) promptly to suspend solicitation of purchases of the Securities; and if the Company shall decide to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus, it will promptly advise the Representative(s) by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any amendment of the Registration Statement containing an amended Prospectus to be made effective as soon as possible.

(c)   The Company will deliver to the Representative(s), without charge, (i) signed copies of the Registration Statement relating to the Securities and of any amendments thereto (including all exhibits filed with, or incorporated by reference in, any such document) and (ii) as many conformed copies of the Registration Statement and of any amendments thereto which shall become effective on or before any Delivery Date (excluding exhibits) as the Representative(s) may reasonably request.

(d)   During such period as a prospectus (or in lieu thereof, the notice referred to in Rule 172 of the Rules and Regulations) is required by law to be delivered by an Underwriter or dealer, the Company will deliver, without charge to the Representative(s) and to Underwriters and dealers, at such office or offices as the Representative(s) may designate, as many written and electronic copies of the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus as the Representative(s) may reasonably request.

(e)   The Company will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than the Term Sheet prepared and filed pursuant to Section 5(a) hereof) without the prior written consent of the Representative(s).

(f)    The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d), will retain in accordance with Rule 433(g) of the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative(s) and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative(s) may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)   The Company will make generally available to its security holders and to the Representative(s) as soon as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations under the Securities Act.

(h)   The Company will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the laws of such jurisdictions as the Representative(s) may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(i)    If the Company has applied for the listing of the Securities on a securities exchange, it will use its best efforts to cause such listing to be approved as soon as possible.

(j)    For a period beginning at the time of execution of this Agreement and ending on the final Delivery Date, without the prior consent of the Representative(s), the Company will not offer, sell, contract to sell or otherwise dispose of (i) if the Securities include Debt Securities or Warrants for Debt Securities, any debt securities of the Company substantially similar to the Securities (including, without limitation, with respect to the maturity, currency, interest rate and other material terms of the Securities) or (ii) if the Securities include Warrants, any warrants substantially similar to such Warrants.

(k)   The Company will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(l)    If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representative(s) and to file such prospectus pursuant to Rule 424(b) not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representative(s) promptly after reasonable notice thereof.

(m)  The Company will use its best efforts to do and perform all things to be done and performed hereunder prior to the final Delivery Date and to satisfy all conditions precedent to the delivery of the Securities to be purchased hereunder.

If the Securities include Debt Securities or Warrants that may be exercised for or settled by delivery of Underlying Company Securities or Other Underlying Securities, the Company further agrees with the several Underwriters as set forth in Schedule VI hereto.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and on each Delivery Date, to the accuracy of any material statements made in any certificates, opinions, affidavits, written statements or letters furnished to the Representative(s) or to counsel to the Underwriters (“Underwriters’ Counsel”) pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder and to each of the following additional conditions precedent:

(a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filings pursuant to the Rules and Regulations and all filings (including, without limitation, the Term Sheet) required by Rule 433 or Rule 424(b) shall have been made within the periods required by such Rules, and no such filings will have been made without the consent of the Representative(s).

(b)   No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or suspending the qualification of the Indenture, shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative(s).

(c)   The Company shall have furnished to the Representative(s) the opinion of the Chief Legal Officer, General Counsel or an Associate General Counsel of the Company, addressed to the Underwriters and dated the day of such Delivery Date, to the effect that:

(i)            The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the jurisdiction of its incorporation and has full corporate power to conduct the businesses in which it is engaged as described in the Prospectus. Each of the Significant Subsidiaries that is incorporated under the laws of the United States or any State or territory thereof (a “Domestic Significant Subsidiary”) is a duly incorporated and validly existing corporation in good standing under the law of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as described in the Prospectus. Each of the Company and the Domestic Significant Subsidiaries is duly qualified to do business as a foreign corporation, is in good standing in its jurisdiction of incorporation and is duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which the nature of the business conducted by it or in which the ownership or holding by lease of the properties owned or held by it requires such qualification or registration, except for such jurisdictions where the failure to so qualify, to be in good standing or to register would not have a Material Adverse Effect.

(ii)           All the outstanding shares of capital stock of the Domestic Significant Subsidiaries have been duly authorized and are validly issued and outstanding and are fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company or a subsidiary of the Company free and clear of any claims, liens, encumbrances and security interests.

(iii)          The Securities (other than any Underlying Debt Securities), the Indenture (if the Securities include Debt Securities or Warrants for Debt

Securities) and each Warrant Agreement (if the Securities include Warrants) conforms, and any Underlying Debt Securities, when so issued and delivered and sold, will conform in all material respects to the descriptions thereof contained in the Prospectus.

(iv)          Each of the Indenture (if the Securities include Debt Securities or Warrants for Debt Securities) and the Warrant Agreements (if the Securities include Warrants) has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms; the Indenture (if the Securities include Debt Securities or Warrants for Debt Securities) has been duly qualified under the Trust Indenture Act; and the Securities (other than any Underlying Debt Securities) have been duly authorized, executed and issued by the Company, and, when executed and authenticated as specified in the Indenture (if the Securities include Debt Securities) and the Warrant Agreement (if the Securities include Warrants) and delivered against payment therefore in the manner provided in the Indenture(in the case of Debt Securities) and the applicable Warrant Agreement (in the case of Warrants), in accordance with this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture (in the case of Debt Securities) and the Warrant Agreement (in the case of Warrants), provided, however, that the foregoing is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in effect, to general equitable principles (whether considered in a proceeding at law or in equity) and to an implied covenant of good faith and fair dealing).

(v)           No consent, approval, authorization, order, registration or qualification of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement, except for (1) such consents, approvals, authorizations, orders registrations or qualifications as have been obtained under the Securities Act and such as may be required under the Exchange Act under state securities laws and Blue Sky laws of any jurisdiction, and (2) the qualification of the Indenture(if the Securities include Debt Securities or Warrants for Debt Securities) under the Trust Indenture Act, which has been obtained.

(vi)          Such counsel does not know of any contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

(vii)         Except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that is required to be disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(viii)        To such counsel’s knowledge, neither the Company nor any of the Domestic Significant Subsidiaries is in violation of its corporate charter or by-laws, nor in default under any agreement, indenture or instrument known to such counsel, which violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ix)           This Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement by the Company will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or the Domestic Significant Subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel and to which the Company or the Domestic Significant Subsidiaries is a party or bound, or result in a violation of the corporate charter or by-laws of the Company or the Domestic Significant Subsidiary or any statute, rule, regulation or any order known to such counsel of any court or governmental agency having jurisdiction over the Company, the Domestic Significant Subsidiaries or any of their respective properties, the effect of which conflict, violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)            The Registration Statement has become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company.

(xi)           The Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except that no opinion need be expressed as to the financial statements and notes thereto or the schedules or other financial or statistical data or the Form T-1 included or incorporated by reference therein) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

If the Securities include Debt Securities or Warrants that may be exercised for or settled by delivery of Underlying Company Securities or Other Underlying Securities, such opinion will cover the additional matters set forth in Schedule VI hereto.

Such counsel shall also have furnished a statement that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as to those matters stated in paragraph (iii) of this subsection (d)), such counsel has no reason to believe that (A) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the Prospectus as of its date and as of such Delivery Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except, with respect to (A), (B) and (C) above, that no statement need be made as to the financial statements and notes thereto or the schedules or other financial or statistical data or the Form T-1 included or incorporated by reference therein).  In rendering such opinion and statement, such counsel may rely upon opinions of local counsel satisfactory to the Representative(s) for matters not governed by New York law and may rely as to matters of fact, to the extent he or she deems proper, upon certificates or affidavits of officers of the Company, the Trustee and public officials.  If the Securities include Debt Securities or Warrants for Debt Securities, such counsel may rely on a certificate of the Trustee with respect to the execution of the Securities by the Company and the authentication thereof by the Trustee.

(d)   The Representative(s) shall have received from Underwriters’ Counsel such opinion or opinions, dated the day of such Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative(s) may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)   The Company shall have furnished to the Representative(s) a certificate of its Chief Executive Officer, its President, Chief Operating Officer, Chief Administrative Officer, any Executive Vice President, Senior Vice President or Vice President, and its Chief Financial Officer, its Treasurer, its Financial Controller or its Global Head of Asset Liability Management (or other officer performing substantially the same function), dated the day of such Delivery Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement, and that, to the best of their knowledge after due inquiry:

(i)            The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such Delivery Date with the same effect as if made on such Delivery Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date.

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to

Rule 401(g)(2) of the Rules and Regulations has been received by the Company; and

(iii)          (w) The Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (x) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) the Prospectus, did not, as of its date, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) since the applicable Effective Date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

(f)    At each Delivery Date, a nationally recognized independent registered public accounting firm shall have furnished to the Representative(s) a letter, dated the day of such Delivery Date, confirming that they are independent auditors with respect to the Company within the meaning of the Securities Act and in form and substance satisfactory to the Representative(s), stating in effect that:

(i)            In their opinion, the consolidated financial statements of the Company and its subsidiaries, and the supporting schedules, included in the Registration Statement and the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder.

(ii)           On the basis of a reading of the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectus and of the latest unaudited consolidated financial statements made available by the Company and Lehman Brothers Inc., carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards), a reading of the minutes of the meetings of the directors of the Company and Lehman Brothers Inc., and inquiries of certain officials of the Company, who have responsibility for financial and accounting matters of the Company and its subsidiaries, as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included in the Registration Statement and the Prospectus, nothing came to their attention that caused them to believe that:

(A)          any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectus, for them to be in conformity with generally accepted accounting principles; and such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published instructions, rules and regulations thereunder;

(B)           the unaudited capsule information of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements of the Company from which it was derived or was not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Registration Statement and the Prospectus;

(C)   (I) as of the latest date as of which the Company and its subsidiaries have monthly financial statements, as compared to amounts shown in the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, there was any change in the capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries and (II) from the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus to the latest date as of which the Company and its subsidiaries have monthly financial statements, there was any consolidated loss from operations before taxes or consolidated net loss of the Company and its subsidiaries; or

(D)          as of a specified date no more than three business days prior to the date of the letter, as compared to the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus, there was any change in capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries;

except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof, unless said explanation is not deemed necessary by the Representative(s).

(iii)          If pro forma financial statements are included in the Registration Statement or the Prospectus, (x) they have read such pro forma financial statements, (y) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to the basis for their determination of the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (z) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts; and as a result thereof, nothing came to their attention that caused them to believe that such pro forma financial statements do not so comply with Rule 11-02 of Regulation S-X and that such pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

(iv)          They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is expressed in dollars, or percentages derived from dollar amounts, and has been obtained from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement, including specified information, if any, included or incorporated from the Company’s Annual Report on Form 10-K incorporated therein or specified information, if any, included or incorporated from any of the Company’s Quarterly Reports on Form 10-Q or its Current Reports on Form 8-K incorporated therein, agrees with the accounting records of the Company and its subsidiaries or computations made therefrom, excluding any questions of legal interpretation.

(g)   Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h)   Since the date of the latest audited financial statements included or incorporated in the most recent Preliminary Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, the effect of which is, in the judgment of the  Representative(s), so  material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Preliminary Prospectus or the Prospectus;

(i)    Prior to such Delivery Date, the Company shall have furnished to the Representative(s) such further information, certificates and documents as the Representative(s) or Underwriters’ Counsel may reasonably request.

                If the Securities include Debt Securities or Warrants that may be exercised for or settled by delivery of Underlying Company Securities or Other Underlying Securities, the obligations of the Underwriters to purchase the Securities shall be subject to the additional conditions set forth in Schedule VI hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates or opinions furnished to the Representative(s) or Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative(s) and to Underwriters’ Counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, such Delivery Date by the Representative(s).  Notice of such cancellation shall be given to the Company in writing, or by telegraph confirmed in writing.

7.             Expenses.  The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, all as provided  in this Agreement; (d) the costs of producing and distributing this  Agreement, the Indenture, Warrant Agreement, any other document identified in Schedule I hereto and any other related  documents in connection with the offering, purchase, sale and delivery of the Securities; (e)  the filing fees incident to securing  any applicable review by the National  Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) any  applicable listing or other fees; (g) all costs and expenses incident to the rating of the Securities by one or more rating agencies, (h)  the fees and expenses of qualifying the Securities under the securities laws of the  several jurisdictions as provided in Section  5(f) and of preparing, printing and  distributing any Blue Sky Memorandum (including related fees and expenses of  counsel to the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company  under this Agreement; provided that, except as  provided in this Section  7 and in Section  11, the Underwriters shall pay their own  costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

8.             Indemnification.  (a)  The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof (including, but not limited to, any loss, claim, damage, liability, action or pending action relating to purchases and sales of Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or in any amendment thereof, or in any  Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” filed or required to be filed pursuant to Rule 433(d) used or referred to in any “free writing prospectus” (as defined in Rule 405) with the consent of the Company and used or referred to by any Underwriter,  (ii) the omission or alleged omission to state therein any material fact required to be stated  therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability action or pending action as such expenses are incurred; provided, however, that the Company  shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or pending action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with  written information concerning any Underwriter furnished to the Company through the  Representative(s) by or on behalf of such Underwriters specifically for use in connection with the preparation thereof (which information is specified in Section 8(e) hereof). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, employees and each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or any amendment thereof, or in any Preliminary Prospectus, Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative(s) by or on  behalf of that Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)   Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section  8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative(s) in the case of subparagraph (a) representing the indemnified parties under subparagraph (a), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)   If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action or pending action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, action or pending action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company  on the one hand and the  Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company  on the one hand and the  Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, action or pending action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, action or pending action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section  8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section  8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section  8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)   The Underwriters severally confirm and the Company acknowledges and agrees that the concession and reallowance figures in the Prospectus or the most recent Preliminary Prospectus for the Securities and the paragraphs relating to stabilization by the Agent appearing under the caption “Plan of Distribution” in the Base Prospectus are correct and constitute the only information concerning the such Underwriters furnished in writing to the Company specifically for inclusion therein.

9.             Default by an Underwriter.  If, on any Delivery Date, any one or more Underwriters shall fail to purchase and pay for all of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining

Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Debt Securities and/or number of each type of Warrant set forth opposite their names in Schedule II hereto bear to the aggregate principal amount of Debt Securities and/or number of such type of Warrant set opposite the names of the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Debt Securities and/or number of each type of Warrant which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 9.09% of the aggregate principal amount of the Debt Securities and/or number of such type of Warrant, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriters or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, such Delivery Date shall be postponed for such period, not exceeding seven days, as the Representative(s) shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative(s), by notice given to the Company at or prior to delivery of and payment for all the Securities, if, prior to that time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the judgment of  the Representative(s), impracticable or inadvisable to proceed  with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

11.           Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions) is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative(s).  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.           Representations and Indemnities to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers (as such officers) and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person within the meaning of the Securities Act, and will survive delivery of the payment for the Securities.

13.           Notices.  All communications hereunder will be in writing, and, if sent to the Representative(s) will be mailed or delivered and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company will be mailed, delivered, telegraphed or telexed and confirmed to it at 745 Seventh Avenue, New York, New York 10019, Attention: Treasurer.

14.           Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.           No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; ~~(iii)~~ any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and, to the extent and only to the extent stated in Section 8 hereof, the officers and directors and controlling persons referred to in Section 8 hereof, and except as provided in Section 8 hereof, no person other than the parties hereto and their respective successors will have any right or obligation hereunder.

17.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.
By
Title

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

LEHMAN BROTHERS INC.

By
Title:

Acting on behalf of any other
Representative named in
Schedule I annexed hereto and
the several Underwriters named
in Schedule II annexed hereto.

SCHEDULE I

Date of Underwriting
Agreement:

Registration Statement
No.:	333-

Representative and
Address:
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Fixed Income Syndicate

With a copy to:

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention: General Counsel
Title of
Securities:

Principal Amount or Number
of Firm Securities to be issued:

Maximum Principal
Amount or Number of Option Securities to be issued:
Stated Maturity Date:

Valuation Date:

Payments:

Indenture:	Indenture, dated as of September 1, 1987, as amended and supplemented, between Lehman Brothers Holdings Inc. and Citibank, N.A., as trustee

Trustee:	Citibank, N.A.

Calculation Agent:	Lehman Brothers Inc.

Form of

Securities:

Issuable jointly with
other Securities:

Repurchase provisions:

Redemption provisions:

Listing:

Price to public:

Purchase price:

Currency of purchase:

Form of Payment:

First Delivery Date, Time
and Location:

Date:

Time:

Location:

Delayed Delivery Arrangements:

Other Terms:	The fourth paragraph of Section 3 is amended to read as follows:

The option granted in Section 2 may only be exercised, in whole or in part, upon written notice being given to the Company by the Representatives at least two business days prior to the applicable Delivery Date. Such notice shall set forth the aggregate principal amount or number of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Representatives, when the Option Securities are to be delivered, provided, however, that this date and time shall not be earlier than the First Delivery Date nor later than the 13th day following the First Delivery Date. The date and time the Option Securities are delivered are sometimes referred to as the “Second Delivery Date” and the First Delivery Date and the Second Delivery

Date are sometimes each referred to as a “Delivery Date.”

SCHEDULE II

Principal Amount of Firm Securities to be Purchased

Lehman Brothers Inc.	$
[Any other underwriters]	[$	]
Total	$

SCHEDULE III

Argentina

The offering of Securities has not been registered with the Comisión Nacional de Valores in order to be publicly offered in Argentina and therefore may not be offered or sold to the public in Argentina.

Brazil

The Securities may not be offered or sold to the public in Brazil. Accordingly, the offering of the Securities has not been submitted to the Comissão de Valores Mobiliários for approval. Documents relating to the offering, as well as the information contained therein and in the Prospectus, may not be supplied or distributed as a public offering in Brazil or be used in connection with any public offer for subscription or sale in Brazil.

British Virgin Islands

The Prospectus and the Securities offered thereby have not been, and will not be registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of the Prospectus.

Colombia

The Securities have not been and will not be registered in the National Securities Registry of Colombia or in the Colombian Stock Exchange. Therefore the Securities may not be publicly offered or negotiated in Colombia.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Representative has represented and agreed, and each Underwriter agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State:

                                                (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

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                                                (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

                                                (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

                                                (d) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Germany

The Securities may not be offered or sold in the Federal Republic of Germany other than in compliance with the provisions of the German Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990, as amended, and of any other laws applicable in the Federal Republic of Germany governing the issue, offering and sales of securities.

Ireland

The Underwriter has represented, warranted and agreed that (a) it has not offered or sold and will not offer or sell any Securities in Ireland, and that it will not issue any application form for Securities in Ireland, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, within the meaning of the Irish Companies Acts, 1963 to 2003 and (b) it has complied with and will comply with all applicable provisions of the Irish Investment Intermediaries act, 1995 (as amended) with respect to anything done by it in relation to the Securities.

Panama

The Securities have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The Securities do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

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Switzerland

The Underwriter has agreed that it has only offered or sold and will only offer or sell the Securities in Switzerland in compliance with all applicable laws and regulations in force in Switzerland, and will, to the extent necessary, obtain any consent, approval, or permission required, if any, by it for the offer or sale by it of the Securities under the laws and regulations in force in Switzerland.

The Netherlands

The Underwriter has separately further agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any Securities other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, investment undertakings, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

United Kingdom

                The Representative has represented and agreed, and any Underwriters will be required to represent and agree, that:

(a) in relation to any Securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the FSMA by the Company;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

Uruguay

The offering of Securities in Uruguay constitutes a private offering and the Underwriter has agreed that the Securities and the Company will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

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Venezuela

The offering is extraterritorial (non-Venezuelan), directed exclusively to clients of the Underwriter and as such, no registrations or authorizations will be required from the Comisión Nacional de Valores.

General

The Underwriters will have agreed that they, to their best knowledge after due inquiry, will comply with all applicable laws and regulations in force in any jurisdiction in which they offer or sell the Securities or possesses or distributes the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any other offering material and will obtain any consent, approval or permission required by them for the offer or sale by them of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such offers or sales.

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SCHEDULE IV

Issuer Free Writing Prospectuses

•                  Term Sheet, dated ______, 20__, relating to the Securities as filed pursuant to Rule 433 under the Securities Act and attached as Schedule V hereto

•                  [________]

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SCHEDULE V

[Form of Term Sheet]

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SCHEDULE VI

A.                                    Additional Representations and Warranties

The Company further represents and warrants to each Underwriter that:

B.                                    Additional Agreements

The Company further agrees with the several Underwriters that:

C.                                    Additional Opinions

The opinion of an Associate General Counsel or Deputy General Counsel or the Chief Legal Officer for the Company shall be to the further effect that:

D.                                    Additional Conditions Precedent

The obligations of the Underwriters to purchase the Securities shall be subject to the further conditions that:

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